UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to § 240.14a-12

Digital Generation, Inc.
(Name of Registrant as Specified In Its Charter)

Alex Meruelo Meruelo Investment Partners LLC Alex Meruelo Living Trust
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Introduction

This soliciting material on Schedule 14A (“Soliciting Material Statement”) is filed by and on behalf of the following persons: (a) the Alex Meruelo Living Trust (“Meruelo Trust”); (b) Meruelo Investment Partners LLC (“Meruelo Partners”); and (c) Alex Meruelo (together with the Meruelo Trust and Meruelo Partners, “Meruelo Group”).

Meruelo Group intends to file a proxy statement and accompanying proxy card and other soliciting materials with the Securities and Exchange Commission (“SEC”) and use the materials to solicit proxies from stockholders of Digital Generation, Inc. (“Company”) in connection with the 2013 annual meeting of stockholders of the Company (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the “2013 Annual Meeting”).   STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF STOCKHOLDERS OF THE  COMPANY FOR USE AT THE 2013 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.

Information relating to the identity of the participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise, may be found in Exhibit 2 hereto and is hereby incorporated herein by reference.  When completed and available, Meruelo Group’s definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by Meruelo Group in connection with the solicitation of proxies will be available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by Meruelo Group with the SEC will also be available, without charge, by directing a request by telephone to D.F. King & Co., Inc. at (212) 269-5550 or toll free at (888) 644-5854.

Written Soliciting Material Communication

On August 9, 2013, Meruelo Partners issued a press release related to the Company, a copy of which is included as Exhibit 1 hereto and hereby incorporated herein by reference.

Remainder of Page Intentionally Left Blank. Exhibit Index to Follow.

Exhibit Index

Reference	Description	Notes*
1	Press Release issued August 9, 2013	*
2	Participant Information	*
*	Filed herewith.

Remainder of Page Intentionally Left Blank.

Exhibit 1

FOR IMMEDIATE RELEASE	PRESS RELEASE

ALEX MERUELO FILES A LAWSUIT AGAINST DIGITAL GENERATION, INC.

Lawsuit contends that the DG directors classified the Company’s board of directors in violation of Delaware law

LOS ANGELES, August 9, 2013 (PNR NEWSWIRE) – Alex Meruelo and Meruelo Investment Partners LLC today issued the following statement regarding Digital Generation, Inc. (Nasdaq: DGIT) (“DG,” “Company”):

Alex Meruelo, Meruelo Investment Partners LLC together with related entities (“Meruelo”) are the largest stockholders of DG with beneficial ownership exceeding 14%.  Meruelo recently learned that while the Company has been operating under a classified board structure for several years, the classified board was implemented by the Company’s board of directors (“Board”) in violation of the Delaware General Corporation Law.

Today, Meruelo filed a complaint in the Delaware Court of Chancery against the Company for implementing a classified board pursuant to a Board-adopted bylaw amendment, which Delaware law does not authorize.  The lawsuit seeks to obtain a declaration that (i) the classified board structure as implemented by the Board several years ago and as changed in the recent bylaw amendment announced by the Company on July 11, 2013 is invalid, (ii) all eight directors must stand for election at the 2013 annual meeting of stockholders, and (iii) establishes the correct period during which advance notice must be given of a stockholder’s intent to nominate candidates for director.

Meruelo strongly urges the Board to take full responsibility for its past mistakes by immediately acknowledging that the Board is not classified and that all eight directors must stand for election at the 2013 annual meeting of stockholders.

The complaint relating to the lawsuit is filed as Exhibit 99.9 to the Schedule 13D amendment filed by Meruelo on August 9, 2013.

About the Meruelo Parties

Meruelo Investment Partners LLC acts as an investment adviser or manager to other persons and accounts and may be deemed to beneficially own securities owned or held by or for the account or benefit of such persons and accounts. The principal business of Meruelo Investment Partners is serving as an investment adviser or manager to other persons and accounts.

Alex Meruelo is the Chief Executive Officer of Meruelo Investment Partners and may be deemed to control, and beneficially own securities owned or held by, Meruelo Investment Partners. The present principal occupation of Mr. Meruelo is serving as the principal of the Meruelo Group, which includes affiliated companies with significant interests in real estate management and development, utility construction, hospitality and gaming, food services (manufacturing, distribution and restaurant operations), banking and other financial services, and television broadcast media.

About the Proxy Solicitation

Meruelo intends to file a proxy statement and accompanying proxy card and other soliciting materials with the Securities and Exchange Commission (“SEC”) and use the materials to solicit proxies from stockholders of the Company in connection with the 2013 annual meeting of stockholders of the Company (including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof) (the “2013 Annual Meeting”).   STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF STOCKHOLDERS OF THE  COMPANY FOR USE AT THE 2013 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.

The identity of the participants in the solicitation and a description of their direct or indirect interests by security holdings or otherwise may be found in Exhibit 2 to the Schedule 14A filed by Meruelo with the SEC on August 9, 2013. When completed and available, Meruelo’s definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by Meruelo in connection with the solicitation of proxies will be available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by Meruelo with SEC will also be available, without charge, by directing a request by telephone to D.F. King & Co., Inc. at (212) 269-5550 or toll free at (888) 644-5854.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to factors that could cause actual results to differ materially from expected results, including assumptions that may not be correct or accurate due to risks related to the Company and other parties, circumstances, and conditions we cannot control or predict, the inherent uncertainty of future events, and other factors that may cause us to change our plans.

For Media Contact:

Xavier A. Gutierrez

Meruelo Investment Partners LLC

President and Chief Investment Officer

(562) 745-2339

For Investors Contact:

Richard Grubaugh

D.F. King & Co., Inc.

Senior Vice President

(212) 493-6950

Exhibit 2

Participant Information

The potential participants in the proposed solicitation (“Participants”) may include the following persons: (a) the Alex Meruelo Living Trust; (b) Meruelo Investment Partners LLC; (c) Alex Meruelo (together with Alex Meruelo Living Trust and Meruelo Investment Partners LLC, “Meruelo Group”); and (d) such nominees of Meruelo Group who may agree to stand for election to the board of directors of issuer at the 2013 annual meeting of stockholders.

Alex Meruelo Living Trust

Alex Meruelo Living Trust (“Meruelo Trust”) is a grantor trust.

Meruelo Investment Partners LLC

Meruelo Investment Partners LLC (“Meruelo Partners”) acts as an investment adviser or manager to other persons and accounts and may be deemed to beneficially own securities owned or held by or for the account or benefit of such persons and accounts. The principal business of Meruelo Partners is serving as an investment adviser or manager to other persons and accounts.

Alex Meruelo

Mr. Meruelo is the trustee of the Meruelo Trust and Chief Executive Officer and Chairman of Meruelo Partners and may be deemed to control, and beneficially own securities owned or held by, each of the Meruelo Trust and Meruelo Partners. Mr. Meruelo may also be deemed to beneficially own securities owned or held by or for trusts of which his spouse is the trustee and his children are beneficiaries. The present principal occupation of Mr. Meruelo is serving as the principal of Meruelo Group, which includes affiliated companies with significant interests in real estate management and development, utility construction, hospitality, food services (manufacturing, distribution and restaurant operations), and television broadcast media.

Beneficial Ownership Of Common Stock And Other Interests:

The potential participants have interests in the issuer as described below.

Participant	Interest
Alex Meruelo Living Trust	2,547,476
Meruelo Investment Partners LLC	4,023,570
Alex Meruelo	4,023,570